EXHIBIT 11
                    ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY

                        Computation Re Per Share Earnings

                                                                                       Year Ended December 31,
                                                                           ----------------------------------------------
                                                                               1996             1995             1994
                                                                           ------------     ------------     ------------
Average shares outstanding:
   Primary:
     Common shares outstanding, beginning of period                          2,159,214        2,293,248        2,275,918
     Weighted average number of shares issued                                   11,243           22,932           36,995
     Weighted average number of shares acquired                                (94,216)        (108,724)          (1,829)
     Dilutive stock options and warrants, based on the treasury
       stock method using average market prices                                 34,341           30,856           18,990
                                                                           ------------     ------------     ------------
         Total                                                               2,110,582        2,238,312        2,330,074
                                                                           ============     ============     ============

   Fully Diluted:
     Common shares outstanding, beginning of period                          2,159,214        2,293,248        2,275,918
     Weighted average number of shares issued                                   11,243           22,932           36,995
     Weighted average number of shares acquired                                (94,216)        (108,724)          (1,829)
     Dilutive stock  options and  warrants,  based on the treasury stock method using the market price at the end of the period
       if higher than the average market prices                                 34,341           30,856           18,990
                                                                           ------------     ------------     ------------
         Total                                                               2,110,582        2,238,312        2,330,074
                                                                           ============     ============     ============

Earnings:
   Earnings from continuing operations                                     $   734,403      $   813,377      $   580,209
   Earnings (loss) from discontinued operations                                 21,545                -         (363,233)
                                                                           ------------     ------------     ------------
         Net earnings                                                      $   755,948      $   813,377      $   216,976
                                                                           ============     ============     ============

Primary earnings per common and common equivalent share:
     Earnings from continuing operations                                   $       .35      $       .36      $       .25
     Earnings (loss) from discontinued operations                                  .01                -             (.16)
                                                                           ------------     ------------     ------------
         Net earnings                                                      $       .36      $       .36      $       .09
                                                                           ============     ============     ============

Fully diluted earnings per common and common equivalent share:
     Earnings from continuing operations                                   $       .35      $       .36      $       .25
     Earnings (loss) from discontinued operations                                  .01                -             (.16)
                                                                           ------------     ------------     ------------
         Net earnings                                                      $       .36      $       .36      $       .09
                                                                           ============     ============     ============
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